Exhibit 99.1

The Necessity Retail REIT Fourth Quarter 2022 Investor Presentation February 2023

# Fourth Quarter 2022 Overview

| Portfolio Information:[1] | |
|---|---|
| Real Estate Investments, at cost | $5.1 billion |
| # of Properties | 1,044 |
| States (including District of Columbia) | 48 |
| Portfolio Occupancy[1] | 93.7% |
| Portfolio Executed Plus Leasing Pipeline Occupancy[1] | 95.4% |
| Q4'22 Annualized Straight-line Rent ("SLR")[2] | $383.6 million |
| Weighted Average Remaining Lease Term[2] | 7.2 Years |
| Top 20 Tenant Investment Grade %[2][3] | 61.2% |
| 2022 Real Estate Acquisitions[4] | $1.4 billion |

**Robust Leasing Platform**

*Year-over-year, Multi-tenant Occupancy increased to 89.8% in Q4'22 from 87.6% in Q4'21 and is expected to further increase to over 92.4%[5]*

**Necessity-Based Retail Focus**

*54% of portfolio SLR is derived from Necessity-Based retail tenants, which RTL believes are more resilient to e-commerce and economic cycles than Traditional Retail*

**Best-in-Class Portfolio**

*61.2% of top 20 tenants are actual or implied Investment Grade Rated[1] and are 53.9% Necessity-Based*

The Necessity Retail REIT®
NASDAQ: RTL
Where America Shops

**Demonstrated Acquisition Program**

*2022 acquisitions of $1.4 billion at a Cash Cap Rate[2] of 7.2% and a weighted average Cap Rate of 8.6%*

**Diligent Balance Sheet**

*Liquidity of $118.7 million, weighted average interest rate of 4.4%, weighted average debt maturity of 4.1 years*

**Substantial Earnings Growth**

*As compared to Q4'21, Q4'22 AFFO per share grew from $0.22 to $0.27, a 23% increase in large part due to accretive 2022 acquisitions*

*Note: Metrics shown as of and for the period ending December 31, 2022.*

1. *See appendix for a full description of capitalized terms and a reconciliation of non-GAAP metrics.*
2. *Based on Annualized Straight-line Rent as of December 31, 2022.*
3. *Based on Annualized Straight-line Rent and on ratings information as of December 31, 2022. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. RTL's top 20 tenants were 52.6% actual and 8.6% implied Investment Grade rated.*
4. *Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the year ended December 31, 2022, were $97.1 million.*
5. *Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com
1

# 2022 Performance Highlights

***In 2022, RTL became the preeminent REIT focused on Necessity-Based retail by successfully acquiring $1.4 billion in accretive assets, including a $1.3 billion open-air shopping center portfolio that, in large part, contributed to a 23% AFFO per share increase when Q4'22 and Q4'21 are compared and by generating substantial new and renewal leasing activity to primarily Necessity-Based retail tenants.***


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**Improved Financial Performance**[1]

- RTL's financial performance continues to increase year-over-year:
  - ✓ Revenues from Tenants up **33%** to $446.4 million from $335.2 million.
  - ✓ Adjusted EBITDA[1] up **24%** to $280.5 million from $226.1 million.
  - ✓ Cash NOI[1] up **24%** to $332.6 million from $268.3 million.
- As compared to Q4'21, Q4'22 AFFO per share grew to $0.27 from $0.22, a 23% increase, in large part due to accretive 2022 acquisitions.

**Accretive 2022 Acquisitions**[2]

- In 2022, RTL acquired 95 properties for $1.4 billion at an 8.6% weighted average Cap Rate and with 5.0 year of Remaining Lease term.
- RTL continues to acquire highly complementary and pandemic-tested assets with an emphasis on Necessity-Based retail tenants.
- In 2022, RTL increased the number of grocery centers in RTL's portfolio to 21 from 8, a segment that management believes enhances its ability to command strong rental rates, and reduced office exposure to 1% of Q4'22 portfolio SLR.

**Significant Leasing Activity**[3]

- Year over year, multi-tenant Occupancy improved to 89.8% from 87.6%.
- Multi-tenant Executed Occupancy and Leasing Pipeline is expected to increase Occupancy to over 92.4% and add $7.4 million of SLR[4].
- In 2022, RTL completed 138 multi-tenant lease renewals that total nearly 1.7 million square feet and completed 54 single-tenant lease renewals that total over 1.6 square feet.
- Q4'22 and full year 2022 multi-tenant lease renewal spreads of 4.7% and 6.4%, respectively.

**Diligent Capital Structure**

- Balanced debt maturity schedule through 2027 that is primarily composed of 83.6% fixed-rate debt.
- Reduced Net Debt / Adjusted EBITDA in Q4'22 to 9.1x from 9.7x in Q3'22, as RTL continued to focus on reducing leverage through accretive acquisitions, lease-up and its previously announced disposition strategy.
- In 2022, RTL completed $405 million of dispositions and built a forward disposition pipeline[5] of $72 million, by contract sales price, proceeds of which we expect to use to proactively reduce leverage.

*For the periods ended December 31, 2022 and 2021 unless otherwise indicated.*

1. *See appendix for a full description of capitalized terms and a reconciliation of non-GAAP metrics to the most directly comparable GAAP metric of net loss and net loss per share.*
2. *Refer to slide 3 for additional information.*
3. *Refer to slide 10 for additional information.*
4. *Leasing Pipeline data as of January 31, 2023. Assumes that signed letters of intent lead to definitive agreements, which is not assured.*
5. *Includes pipeline as of January 31, 2023. PSAs are subject to conditions. There can be no assurance the pipeline dispositions will be completed on their current terms, or at all.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 2

# 2022 Performance Highlights *(cont.)*

***In 2022, RTL delivered on several portfolio and financial enhancements, including increased AFFO per share, increased portfolio diversification and focus on Necessity-Based retail tenants and assets, and increased leasing activity.***



Increased Earnings
Greater Diversification
Enhanced Portfolio



AFFO per Share(1)
$0.22
+23%
$0.27
Q4'21
Q4'22
Annualized Straight-line Rent
$271.0
+42%
$383.6
Q4'21
Q4'22
Top 10 Tenant Concentration
% of Portfolio SLR
38%
-9%
29%
Q4'21
Q4'22
Sunbelt Exposure
% of Portfolio SLR
39%
+18%
57%
Q4'21
Q4'22
Single-Tenant Portfolio Occupancy
94.9%
+4%
99.3%
Q4'21
Q4'22
Multi-Tenant Portfolio Occupancy
87.6%
+2%
89.8%
Q4'21
Q4'22

*Note: Metrics shown for the Q4'22 RTL portfolio as of and for the period ending December 31, 2022 and as of December 31, 2021 for the Q4'21 RTL portfolio.*
*1. See appendix for a reconciliation of non-GAAP metrics to the most directly comparable GAAP metric of net loss and, as applicable, net loss per share.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 3

# Fourth Quarter 2022 Portfolio Summary

***RTL's preeminent Necessity-Based retail portfolio features a unique investment mix of open-air shopping centers with market-rate rental growth opportunities and stable, long-term single-tenant net-leased assets, which RTL believes is collectively highly complementary and resistant to economic cycles.***

| Portfolio Metrics *($ and SF in mm)* | Multi-Tenant | Single-Tenant | Total Portfolio |
|---|---|---|---|
| Real Estate Investments, at cost | $2,722 | $2,386 | $5.1 billion |
| Number of Properties | 109 | 935 | 1,044 |
| States (including District of Columbia) | 29 | 48 | 48 |
| Square Feet | 16.4 | 11.5 | 27.9 |
| Annualized Straight-Line Rent | $199.1 | $184.5 | $383.6 |
| Occupancy (%) | 89.8% | 99.3% | 93.7% |
| Executed Occupancy Plus Leasing Pipeline (%) | 92.4% | 99.3% | 95.4% |
| Investment Grade Tenancy[2] (%) | 37.3% | 53.8% | 46.9%[3] |
| Weighted Average Remaining Lease Term | 4.7 Years | 9.9 Years | 7.2 Years |

**Total Portfolio Annualized SLR by Segment**



Power Center
Anchored Center
Grocery Center
Single-Tenant
Multi-Tenant 52%
30%
11%
11%
48%
$384 million

**Single-Tenant**



2%
16%
82%
$185 million
Retail
Distribution
Office

**Multi-Tenant**



20%
22%
58%
$199 million
Power Center
Anchored Center
Grocery Center

*Note: Metrics shown as of and for the period ending December 31, 2022.*

1. Includes as all leases fully executed by both parties where the tenant has yet to take possession, all leases fully executed by both parties, and all leases under negotiation with an executed LOI by both parties. See appendix for a full description of Executed Occupancy and Leasing Pipeline for additional information.
2. Based on Annualized Straight-line Rent and on ratings information as of December 31, 2022. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. As of December 31, 2022, RTL's single-tenant portfolio tenants were 41.1% actual and 12.7% implied investment grade rated. RTL's multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. RTL's multi-tenant portfolio tenants were 30.6% actual and 6.7% implied investment grade rated. On a total portfolio basis, RTL's tenants were 36.7% actual and 10.2% implied Investment Grade rated.
3. Includes anchor tenants, tenants that occupy 10,000 square feet or more, only from the multi-tenant portfolio.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 4

# 2022 Acquisition Activity

***In 2022, RTL completed nearly $1.4 billion of acquisitions and $405 million of dispositions and built a forward disposition pipeline[1] of $72 million, by contract sales price, proceeds of which we expect to use to proactively reduce leverage.***

*($ in millions, square feet in thousands, lease term remaining in years)*

| Closed Transactions | Property Type | Number of Properties | Square Feet | Purchase Price[1] | Wgt. Avg. Cap Rate[2] | Lease Term Remaining[3] | Closed |
|---|---|---|---|---|---|---|---|
| McCain Plaza | Multi-Tenant Retail | 1 | 308 | $31.3 | | 4.1 | Q1'22 |
| BJ's Wholesale Club | Traditional Retail | 1 | 68 | $8.4 | | 7.3 | Q1'22 |
| Heritage | Service Retail | 1 | 7 | $1.2 | | 20.0 | Q1'22 |
| Shopping Center Portfolio | Multi-Tenant Retail | 56 | 6,419 | $801.1 | | 4.6 | Q1'22 |
| Shopping Center Portfolio | Multi-Tenant Retail (22) / Service Retail (2) | 24 | 3,033 | $452.8 | | 5.8 | Q2'22 |
| Imperial | Service Retail | 8 | 28 | $17.5 | | 20.0 | Q2'22 |
| Shopping Center Portfolio | Multi-Tenant Retail | 1 | 375 | $71.1 | | 3.7 | Q3'22 |
| Fidelity Memorial | Service Retail | 1 | 25 | $5.0 | | 20.0 | Q3'22 |
| Fidelity Memorial | Service Retail | 2 | 24 | $3.0 | | 20.0 | Q4'22 |
| **2022: Total Closed** | | **95** | **10,287** | **$1,391.4** | **8.6%** | **5.1** | |

1. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the year ended December 31, 2022, were $97.1 million.
2. Weighted average based on square feet. See Definitions in the appendix for a full description.
3. Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions and estimated acquisition date for pipeline.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

5

# Robust Top 10 Tenants

***RTL's top 10 tenants represent only 29% of portfolio SLR and features creditworthy everyday brands that are representative of Where America Shops.***

| Tenant | | Credit | Market Cap[1] | Tenant Industry | Remaining Lease Term *(in years)* | % SLR |
|---|---|---|---|---|---|---|
| FRESENIUS MEDICAL CARE | Fresenius | Actual: Baa3 | $10 Billion | Healthcare | 6.1 | 3.8% |
| MOUNTAIN EXPRESS OIL COMPANY | Mountain Express Oil Co. | Implied: Ba3 | N/A | Gas & Convenience | 15.7 | 3.5% |
| HOME DEPOT | Home Depot | Actual: A2 | $322 Billion | Home Improvement | 6.3 | 3.4% |
| americold | AmeriCold | Actual: Baa3 | $8 Billion | Refrigerated Warehousing | 4.7 | 3.3% |
| TRUIST | Truist Bank | Actual: A3 | $57 Billion | Retail Banking | 6.5 | 3.2% |
| PETSMART for the love of pets | PetSmart | Actual: B1 | N/A | Pet Supplies | 3.6 | 2.7% |
| STOP&SHOP | Stop & Shop | Implied: Baa1 | N/A | Grocery | 3.8 | 2.5% |
| DICK'S SPORTING GOODS | Dick's Sporting Goods | Actual: Baa3 | $10 Billion | Sporting Goods | 2.9 | 2.5% |
| Bob Evans RESTAURANT | Bob Evans | Implied: Ba1 | N/A | Fast Casual Restaurants | 14.3 | 2.1% |
| BEST BUY | Best Buy | Actual: A3 | $18 Billion | Electronics | 3.0 | 2.1% |
| **Top 10 Tenants** | | **71.5% IG Rated[2]** | **$425 Billion** | | **6.8** | **29.1%** |
| **Remaining Portfolio** | | | | | **7.4** | **70.9%** |

*Note: Metrics shown for the Q4'22 RTL portfolio as of and for the period ending December 31, 2022.*

1. *Market capitalization as of December 31, 2022. Source: Bloomberg.*
2. *Based on Annualized Straight-Line Rent. Ratings information as of December 31, 2022. 62.9% of the rated tenants were actual Investment Grade rated and 8.6% of the rated tenants were implied Investment Grade rated, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 6

# Primarily Necessity-Based Tenant Base (% of SLR)

***RTL's portfolio features significant tenant industry diversity with no individual tenant-industry totaling more than 8% of portfolio SLR and a tenant base that is 54% Necessity-Based retail.***



Discount Retail 8%
Gas/Convenience 7%
Specialty Retail 7%
Healthcare 6%
Quick Service Restaurant 5%
Home Improvement 5%
Grocery 5%
Retail Banking 5%
Apparel Retail 4%
Fast Casual 4%
Sporting Goods 4%
Full-Service Restaurant 4%
Refrigerated Warehousing 3%
Pet Supplies 3%
Auto Services 3%
Salon / Beauty 3%
Furniture 2%
Electronics 2%
All Others 18%
40 Tenant Industries

| Tenant Industry | Type | % of SLR |
|---|---|---|
| Discount Retail | Traditional Retail[1] | 8% |
| Gas/Convenience | Necessity-Based | 7% |
| Specialty Retail | Traditional Retail | 7% |
| Healthcare | Necessity-Based | 7% |
| Quick Service Restaurant | Necessity-Based | 5% |
| Home Improvement | Traditional Retail | 5% |
| Grocery | Necessity-Based | 5% |
| Retail Banking | Necessity-Based | 5% |
| Apparel Retail | Traditional Retail | 4% |
| Fast Casual | Necessity-Based | 4% |
| Sporting Goods | Traditional Retail | 4% |
| Full-Service Restaurant | Necessity-Based | 4% |
| Refrigerated Warehousing | Distribution | 3% |
| Pet Supplies | Traditional Retail | 3% |
| Auto Services | Necessity-Based | 3% |
| Salon / Beauty | Necessity-Based | 3% |
| Furniture | Traditional Retail | 2% |
| Electronics | Traditional Retail | 2% |
| 22 Others | Various | 18% |

**54% of portfolio SLR was derived from Necessity-Based tenants**

*Note: Metrics shown for the Q4'22 RTL portfolio as of the period ending December 31, 2022.*
1. *See appendix for a full description of capitalized terms.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 7

8 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Significant Sunbelt Exposure Coupled With Geographic Diversification 57% of RTL’s SLR was derived from sunbelt markets, which continue to grow and have favorable demographic tailwinds, with the balance derived from dense suburban markets with strong MSA’s and community centric lifestyles. Sunbelt Markets RTL Single - Tenant RTL Multi - Tenant State % of SLR GA 10% NC 7% OH 7% FL 6% AL 6% TX 5% SC 5% IL 5% KY 4% CA 4% 38 Others 41% Legend Note: Metrics shown for the Q4’22 RTL portfolio as of the period ending December 31, 2022.

9 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 5% 8% 9% 11% 13% 10% 7% 4% 33% 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Lease Maturity Schedule (% of total portfolio SLR) Well Balanced Lease Maturity Schedule RTL’s unique investment mix of open - air shopping centers and stable long - term single - tenant net - leased assets results in a well - balanced lease maturity schedule with a weighted average Remaining Lease Term of 7.2 years, offering market - rate leasing opportunities for RTL’s asset managers. 7.2 Years WALT Note: Metrics shown for the Q4’22 RTL portfolio as of the period ending December 31, 2022.

10 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 14,665 SF 98 SF 357 SF 14,200 14,400 14,600 14,800 15,000 15,200 Q4'22 Occupancy Q4'22 Executed Occupancy Q4'22 Leasing Pipeline 87.6% 89.8% 92.4% RTL Q4'21 Occupancy RTL Q4'22 Occupancy Successful Leasing and Asset Management Platform RTL’s Multi - Tenant Leasing Platform Is Expected To Increase SLR By $7.4 Million Note: Leasing Pipeline data as of January 31, 2023. Metrics shown for the Q4’22 RTL portfolio as of the period ending December 31, 2022. In 2022, RTL achieved substantial leasing activity, both in new leases and renewals, by completing 83 new multi - tenant leases, 1 38 multi - tenant renewals with a 6.4% lease spread over the old lease, and 54 single - tenant renewals with a 1.7% lease spread over the old lease. As of Q4'22, RTL had a net forward Leasing Pipeline of 455,000 square feet, which is expected to raise its multi - tenant Occupancy rate from 89.8% to over 92.4% and increase SLR by $7.4 million. Tenants RTL Transacted With in 2022 RTL Q4’22 + Executed Occupancy & Leasing Pipeline ($ in 000’s) Q1'22 Q2'22 Q3'22 Q4'22 Multi - Tenant New Leases Number of Transactions 7 22 41 13 Square Feet 59,631 197,495 512,130 114,080 Annualized SLR $1,034 $2,025 $3,531 $1,351 Multi - Tenant Renewal Leases Number of Transactions 18 38 42 42 Square Feet 178,920 420,402 571,739 545,234 Annualized SLR $2,756 $5,410 $8,377 $6,573 Lease Spread (%) 5.4% 6.8% 7.7% 4.7% Single - Tenant Renewal Leases Number of Transactions 2 13 3 36 Square Feet 18,269 116,269 22,032 1,445,343 Annualized SLR $158 $2,824 $453 $13,195 Lease Spread (%) - 0.4% 0.4% 2.8% 2.0%

# Fourth Quarter 2022 Financial Highlights

***RTL's accretive acquisitions in 2022, in large part, contributed to a 23% increase in Q4'22 AFFO per share as compared to Q4'21 AFFO per share. Additionally, RTL reduced Net Debt / Adjusted EBITDA in Q4'22 to 9.1x from 9.7x in Q3'22, as RTL continued to focus on reducing leverage through incremental lease-up and its previously announced disposition strategy.***

| **Debt Capitalization** (as of December 31, 2022) | **($mm)** |
|---|---|
| Single-Tenant Mortgages | $1,282 |
| Multi-Tenant Mortgages | $560 |
| **Total Secured Debt** | **$1,842** |
| 2028 4.5% Senior Unsecured Notes | $500 |
| Revolving Credit Facility | $458 |
| **Total Unsecured Debt** | **$958** |
| **Total Debt** | **$2,800** |
| **Weighted Average Interest Rate**[1] | **4.4%** |

| **Key Capitalization Metrics** ($ in mm) | **Q4'22** |
|---|---|
| Net Debt[2][3] | $2,729 |
| Gross Asset Value[2] | $5,371 |
| Net Debt / Adjusted EBITDA | 9.1x |
| Net Debt / Gross Asset Value | 50.8% |

| **Earnings Summary** *($ mm)* | **2022** | **2021** |
|---|---|---|
| Net Loss Attributable to Common Stockholders | ($103.5) | ($63.4) |
| NOI[2] | $344.9 | $279.7 |
| **Cash NOI**[2] | **$332.6** | **$268.3** |
| Funds from Operations (FFO)[2] | $125.6 | $95.3 |
| Adjusted Funds from Operations (AFFO)[2] | $140.0 | $118.0 |
| **Funds from Operations (FFO) per Share** | **$0.95** | **$0.83** |
| **Adjusted Funds from Operations (AFFO) per Share** | **$1.06** | **$1.02** |
| Weighted Average Basic and Diluted Shares Outstanding | 132.0 | 123.2 |


$111.8
$140.0
Common Stock Dividends
AFFO

*Note: Metrics as of and for the year ended December 31, 2022 and December 31, 2021. See Definitions in the appendix for a full description of capitalized terms and for a reconciliation of non-GAAP metrics.*
1) *Weighted average interest rate based on the balance outstanding and the rate on that balance as of December 31, 2022.*
2) *See Definitions in the appendix for a full description.*
3) *Excludes the effect of deferred financing costs, net and mortgage premiums, net.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 11

12 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 10% 2% 25% 4% 17% 42% 2023 2024 2025 2026 2027 Thereafter Key Capitalization Metrics 5.6 Years 5.3 Years 4.6 Years 4.3 Years 4.1 Years 4.0% 3.7% 3.8% 4.2% 4.4% 2 2.5 3 3.5 4 4.5 5 5.5 6 1.50% 2.50% 3.50% 4.50% 5.50% 6.50% Q4'2021 Q1'2022 Q2'2022 Q3'2022 Q4'2022 x Balance debt maturity schedule through 2027 that is primarily composed of fixed - rate debt x Reduced Net Debt / Adjusted EBITDA in Q4’22 to 9.1x from 9.7x in Q3’22, as RTL continued to focus on reducing leverage through accretive acquisitions, lease - up and its previously announced disposition strategy x RTL has a forward disposition pipeline of $72 million by contract sales price, the net proceeds of which we expect to use to continue proactively reducing leverage Note: Metrics as of and for the three months ended December 31 , 2022 unless otherwise indicated . 1) Based on total debt outstanding as of December 31, 2022. For purposes of the revolving credit facility, the chart uses debt o uts tanding under the facility at such date and not the total commitment. 2) Weighted based on the outstanding principal balance of debt for Q4’22 as of December 31, 2022 and for Q4’21 as of December 31, 2 021. 3) The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortizat ion of deferred financing costs, net, and amortization of mortgage premiums on borrowings) for the quarter ended December 31, 20 22 and for the quarter ended December 31, 2021. Adjusted EBITDA and cash paid for interest are Non - GAAP metrics. See appendix for Non - GAAP reconciliations. Metric Q4’2022 Q4’2021 Interest Coverage Ratio (3) 2.5x 3.0x Fixed - Rate Debt 83.6% 100.0% Weighted - Average Interest Rate 4.4% 4.0% Weighted - Average Debt Maturity 4.1 Years 5.6 Years Balance Sheet Highlights Weighted Average Interest Rate and Debt Maturity (2) Key Debt Metrics Balanced Debt Maturity Schedule, Limiting Refinancing Risk (1) RTL’s debt capitalization features long - term and primarily fixed - rate debt, including $500 million of senior unsecured notes wit h credit ratings of BB+ from S&P and BB from Fitch, limiting refinancing risks in the current high - interest rate environment.

13 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Experienced Management Team Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Jason Doyle Chief Financial Officer, Treasurer and Secretary ▪ Mr. Doyle previously served as chief accounting officer of Global Net Lease, Inc. (“GNL”) and Chief Financial Officer, Secret ary , and Treasurer of Healthcare Trust, Inc. (“HTI”). Prior to joining AR Global and GNL, Mr. Doyle held various financial and practice leadership roles, including Acting VP Finance at Markforged , Inc. Associate Controller, Head of Global Accounting Operations at Charles River Associates and VP Finance and Practice Director, Transportation at AST Corporation, a privately - held software and management consulting firm

14 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Legal Notices

15 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Disclaimers Disclaimers This presentation includes estimated projections of future operating results or activities such as leasing activity, among other things . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the “Risk Factors” section of the Company's Annual Report on Form 10 - K for the year ended December 31 , 2021 , the Company's subsequent Quarterly Reports on Form 10 - Q and in future filings with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10 - K for the year ended December 31 , 2021 , filed with the SEC on February 24 , 2022 and the Company's subsequent Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K and Annual Reports on Form 10 - K filed with the SEC . These and other factors could cause results to differ materially from those expressed in these publications and reports . This presentation contains estimates and information concerning the Company’s industry that is based on industry publications . The Company has not independently verified the accuracy of the data contained in these industry publications . These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information . The majority of the concessions granted to the Company's tenants as a result of the COVID - 19 pandemic were rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable . The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery . In light of the COVID - 19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID - 19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract . As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals . In addition, since the Company currently believes that these deferral amounts are collectable, the Company has excluded from the increase in straight - line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals . Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO . Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time . Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating .

# Forward-Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), including estimated projections of future operating results, and the impact and success of the proposed and recently completed acquisitions, and which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements speak as of the date they are made and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- We face the uncertainties and costs associated with a proxy contest.
- Certain of the agreements governing our indebtedness have provisions that may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock and our Series C Preferred Stock, and our ability to repurchase shares.
- If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify and use other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results from operations.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
- Our tenants may not be diversified including by industry type or geographic location.
- The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.
- Certain of our tenants are facing increased competition with other non-traditional and online grocery retailers and higher costs due to inflation and supply chain issues, which may negatively impact their businesses and ability to pay rent.
- We depend on the Advisor and Property Manager to provide us with executives, officers , key personnel and all services required for us to conduct our operations.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates will increase the amount of our debt payments on certain of our existing debt and any new indebtedness that we are likely to incur in the future.
- Our ability to reduce the level of our indebtedness depends on, among other things, sales of properties and ability to raise equity capital neither of which may be on terms acceptable to us, if at all.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 16

17 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Appendix

18 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Definitions AFFO : In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the merger with American Realty Capital - Retail Centers of America, Inc . in February 2017 (the “Merger”) . These amounts include, but are not limited to, legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us . Insurance reimbursements are deducted from AFFO in the period of reimbursement . We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business . Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market lease intangibles, amortization of deferred financing costs, straight - line rent, and share - based compensation related to restricted shares, the 2018 OPP and the 2021 OPP from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance . By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Annualized Straight - Line Rent (“SLR”) : Straight - line rent which is annualized and calculated using the most recent available lease terms as of the period end indicated . Cash Cap Rate : For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease or leases . For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold . For acquisitions, cash cap rate is calculated by dividing this annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs . For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property, excluding disposition costs . Weighted average cash cap rates are based on square feet unless otherwise indicated . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Executed Occupancy : Includes Occupancy as defined below as of a particular date as well as all leases fully executed by both parties as of the same date where the tenant has yet to take possession as of such date . For Q 4 ’ 22 and as of December 31 , 2022 , there are six additional leases executed where rent commences over time in 2023 totaling approximately 98 , 300 square feet . FFO: We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as r estated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The Wh ite Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses fro m s ales of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate as sets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated p art ially - owned entities (including our OP) and equity in earnings of unconsolidated affiliates are made to arrive at our proportion ate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT's definition. Gross Asset Value: Total gross asset value of $5.4 billion, comprised of total assets of $4.6 billion plus accumulated depreciation and amortiza tio n of $0.8 billion as of December 31, 2022. Investment Grade: As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or i mpl ied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of w het her or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governm en tal entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2022 and based on Annualized Straight - Line Rent. Leasing Pipeline : Leasing Pipeline includes ( i ) all leases fully executed by both parties as of January 31, 2023, but after December 31, 2022 and (ii) all leases under neg oti ation with an executed LOI by both parties as of January 31, 2023. This represents four executed lease totaling approximately 12 ,500 square feet and 31 LOIs totaling approximately 384,100 square feet, net of one lease termination for 40,000 SF. Leasing pipeline should not be c ons idered an indication of future performance. Liquidity: As of December 31, 2022, the Company had $70.8 million in cash and cash equivalents, and $47.9 million available for future b orr owings under the Company's credit facility. LOI: Means a non - binding letter of intent. Necessity - Based : We define Necessity - Based as properties that are leased to tenants that operate in what we believe to be service - based or essential industries such as auto services, distribution, financial services, gas/convenience, grocery, healthcare, and quick service restaurants, among others . Net Debt : For Q 4 ’ 2022 , represents total debt of $ 2 . 8 billion less cash and cash equivalents of $ 70 . 8 million as of December 31 , 2022 . For Q 3 ’ 2022 , represents total debt of $ 2 . 8 billion less cash and cash equivalents of $ 41 . 1 million as of September 30 , 2022 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . PSA : Means a definitive purchase and sale agreement . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line Rent as of the date or period end indicated . Traditional Retail : RTL’s definition of Traditional Retail includes retail properties leased to tenants in the auto retail, department store, discount retail, electronics, furniture, home improvement, home furnishing , specialty retail, and sporting good sectors .

19 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Non - GAAP Reconciliations (Adjusted EBITDA, NOI & Cash NOI) (Unaudited) Twelve Months Ended December 31, 2022 December 31, 2021 EBITDA: Net loss $ (82,603) $ (40,188) Depreciation and amortization 195,854 130,464 Interest expense 118,925 81,784 EBITDA $ 232,176 $ 172,060 Impairment of real estate investments 97,265 33,261 Acquisition, transaction and other costs 1,221 4,378 Equity - based compensation (1) 14,433 17,264 Gain on sale of real estate investments (61,368) (1,173) Other income (988) (64) Gain on non - designated derivatives (2,250) 3,950 Adjusted EBITDA $ 280,489 $ 229,675 Asset management fees to related party 32,026 32,804 General and administrative 32,365 20,856 NOI $ 344,880 $ 279,725 Accretion of market lease and other intangibles, net (4,296) (4,625) Straight - line rent (8,003) (6,775) Cash NOI $ 332,581 $ 268,325 Cash Paid for Interest: Interest expense $ 118,925 $ 81,784 Amortization of deferred financing costs, net (13,101) (12,733) Amortization of mortgage discounts and premiums on borrowings (1,092) 968 Total cash paid for interest $ 104,732 $ 72,440 Non - GAAP Measures Amounts in thousands 1) For the year ended December 31, 2022 and December 31, 2021, includes equity - based compensation expense related to the Company's restricted common shares of $1.7 million and $2.4 million, respectively.

# Non-GAAP Reconciliations (Adjusted EBITDA, NOI & Cash NOI)

| **Non-GAAP Measures**<br>***Amounts in thousands*** | | (Unaudited) Three Months Ended | | |
|---|---|---|---|---|
| | | **December 31, 2022** | **September 30, 2022** | **December 31, 2021** |
| **EBITDA:** | | | | |
| Net loss | $ | (27,269) | (50,689) | $ (34,387) |
| Depreciation and amortization | | 54,099 | 57,494 | 32,955 |
| Interest expense | | 34,454 | 32,402 | 22,857 |
| **EBITDA** | **$** | **61,284** | **39,207** | **$ 21,425** |
| Impairment of real estate investments | | 2,323 | 30,046 | 28,616 |
| Acquisition, transaction and other costs | | 526 | 210 | 774 |
| Equity-based compensation[1] | | 3,555 | 3,857 | 3,485 |
| Loss (Gain) on sale of real estate investments | | 7,247 | (1,608) | (3,982) |
| Other income | | (1) | (25) | (29) |
| Gain on non-designated derivatives | | — | — | 3,950 |
| **Adjusted EBITDA** | **$** | **74,934** | **71,687** | **$ 54,239** |
| Asset management fees to related party | | 7,965 | 7,939 | 7,681 |
| General and administrative | | 8,643 | 8,499 | 5,278 |
| **NOI** | **$** | **91,542** | **88,125** | **$ 67,198** |
| Accretion of market lease and other intangibles, net | | (1,042) | (574) | (1,175) |
| Straight-line rent | | (2,794) | (2,586) | (1,897) |
| **Cash NOI** | **$** | **87,706** | **84,965** | **$ 64,126** |
| | | | | |
| **Cash Paid for Interest:** | | | | |
| Interest expense | $ | 34,454 | 32,402 | $ 22,857 |
| Amortization of deferred financing costs, net | | (3,498) | (3,474) | (4,743) |
| Amortization of mortgage discounts and premiums on borrowings | | (477) | (454) | (4) |
| **Total cash paid for interest** | **$** | **30,479** | **28,474** | **$ 18,110** |

1) For the three months ended December 31, 2022 and December 31, 2021, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million and $0.3 million, respectively.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 20

# Non-GAAP Reconciliations (FFO & AFFO)

| **Non-GAAP Measures**<br>***Amounts in thousands, except per share data*** | **(Unaudited) Twelve Months Ended**<br>**December 31, 2022** | | **December 31, 2021** | |
|---|---|---|---|---|
| **Funds from operations (FFO):** | | | | |
| Net loss attributable to common stockholders (in accordance with GAAP) | $ | (105,854) | $ | (63,441) |
| Impairment of real estate investments | | 97,265 | | 33,261 |
| Depreciation and amortization | | 195,854 | | 130.464 |
| Gain on sale of real estate investments | | (61,368) | | (4,757) |
| Proportionate share of adjustments for non-controlling interest to arrive at FFO | | (297) | | (198) |
| **FFO attributable to common stockholders[(1)]** | **$** | **125,600** | **$** | **95,329** |
| Acquisition, transaction and other costs[(2)] | | 1,221 | | 4,378 |
| Legal fees and expenses – COVID-19 Lease Disputes[(3)] | | 112 | | 422 |
| Accretion of market lease and other intangibles, net | | (4,296) | | (4,625) |
| Straight-line rent | | (8,003) | | (6,775) |
| Straight-line rent (rent deferral agreements)[(4)] | | (929) | | (3,669) |
| Amortization of mortgage (premiums) and discounts on borrowings, net | | 1,092 | | (968) |
| (Gain) Loss on non-designated derivatives[(5)] | | (2,250) | | 3,950 |
| Equity-based compensation | | 14,433 | | 17,264 |
| Amortization of deferred financing costs, net and change in accrued interest | | 13,101 | | 12,733 |
| Gain on settlement of Prairie Towne liens[(6)] | | (887) | | — |
| Expenses attributable to 2023 proxy contest and related litigation[(7)] | | 788 | | — |
| Proportionate share of adjustments for non-controlling interest to arrive at AFFO | | (26) | | (26) |
| **AFFO attributable to common stockholders** | **$** | **139,956** | **$** | **118,013** |
| **Weighted-average common shares outstanding** | | **132,037** | | **115,405** |
| Net loss per share attributable to common stockholders — Basic and Diluted | $ | (0.80) | $ | (0.56) |
| FFO per common share | $ | 0.95 | $ | 0.83 |
| AFFO per common share | $ | 1.06 | $ | 1.02 |
| Dividends declared on common stock | $ | 111,778 | $ | 97,532 |

1) FFO and AFFO for the years ended December 31, 2022 and 2021 has not been adjusted to exclude income from lease termination fees of $11.4 million and $12.2 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations.
2) Includes primarily prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the RCA Merger.
3) Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, we view these costs as COVID-19-related and separable from our ordinary general and administrative expenses related to tenant defaults. We engaged counsel in connection with these issues separate and distinct from counsel we typically engage for tenant defaults. The amount reflects what we believe to be only those incremental legal costs above what we typically incur for tenant-related dispute issues. We may continue to incur these COVID-19 related legal costs in the future.
4) Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our consolidated balance sheet but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction in revenue is reflected over the remaining lease term for accounting purposes but represents a permanent reduction in revenue and we have, accordingly reduced our AFFO.
5) In the years ended December 31, 2022 and 2021, we recognized a gain of $2.3 million and a loss of $4.0 million, respectively, related to the change in fair value of an embedded derivative within the PSA of the CIM Acquisition. We do not consider non-cash gains or losses for embedded derivative fair value adjustments to be capital in nature, nor do we consider them a part of our normal operations. Accordingly, such amounts are excluded for AFFO purposes. See Note 8 — Derivatives and Hedging Activities for more information.
6) Included in other income for the year ended December 31, 2022 was a gain of $0.9 million on prior liens incurred on our Prairie Towne property as a result of a settlement with the lien holder during the year ended December 31, 2022. Management does not consider this gain to be part of our normal operating performance and has, accordingly, reduced our AFFO for this amount.
7) Amount relates to costs incurred for the 2023 proxy that were specifically related to the portion of our 2023 proxy contest materials. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 21

# Non-GAAP Reconciliations (FFO & AFFO)

The Necessity Retail REIT Nasdaq: RTL Where America Shops

| **Non-GAAP Measures**<br>***Amounts in thousands, except per share data*** | **(Unaudited) Three Months Ended December 31, 2022** | **(Unaudited) Three Months Ended December 31, 2021** |
|---|---|---|
| **Funds from operations (FFO):** | | |
| Net loss attributable to common stockholders (in accordance with GAAP) | $ (33,063) | $ (40,219) |
| Impairment of real estate investments | 2,323 | 28,616 |
| Depreciation and amortization | 54,099 | 32,955 |
| Gain on sale of real estate investments | 7,247 | (3,982) |
| Proportionate share of adjustments for non-controlling interest to arrive at FFO | (82) | 53 |
| **FFO attributable to common stockholders** | **$ 30,524** | **$ 17,423** |
| Acquisition, transaction and other costs[1] | 526 | 774 |
| Legal fees and expenses – COVID-19 Lease Disputes[2] | 55 | 200 |
| Accretion of market lease and other intangibles, net | (1,042) | (1,175) |
| Straight-line rent | (2,794) | (1,897) |
| Straight-line rent (rent deferral agreements)[3] | (14) | (694) |
| Amortization of mortgage (premiums) and discounts on borrowings, net | 477 | (4) |
| Loss on non-designated derivatives[4] | — | 3,950 |
| Equity-based compensation[5] | 3,555 | 3,485 |
| Amortization of deferred financing costs, net and change in accrued interest | 3,498 | 4,743 |
| Expenses attributable to 2023 proxy contest and related litigation[6] | 788 | — |
| Proportionate share of adjustments for non-controlling interest to arrive at AFFO | (13) | 3 |
| **AFFO attributable to common stockholders** | **$ 35,560** | **$ 28,816** |
| **Weighted-average common shares outstanding** | **133,716** | **123,221** |
| Net loss per share attributable to common stockholders — Basic and Diluted | $ (0.25) | $ (0.33) |
| FFO per common share | $ 0.23 | $ 0.14 |
| AFFO per common share | $ 0.27 | $ 0.22 |
| Dividends declared on common stock | $ 28,171 | $ 26,245 |

1) Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
2) Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
3) Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheet but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO.
4) In the first quarter of 2022, the Company recognized a gain of $2.3 million for the change in value of an embedded derivative (a 7.5% collar on the price of stock/units to be issued in connection with the CIM Portfolio Acquisition). The Company does not consider non-cash gains or losses for embedded derivative fair value adjustments to be capital in nature, nor does it consider them to be part of recurring operations. Accordingly, such gains are excluded for AFFO purposes.
5) Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
6) Amount relates to costs incurred for the 2023 proxy that were specifically related to the portion of the Company's 2023 proxy contest materials and related litigation.. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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